Exhibit 99.1


                          EDISON BROTHERS STORES, INC.
                          PROJECTED FINAL DISTRIBUTION

TIMING DRIVERS
           Results of 12/4/2002 Hearing Matters
           Miscellaneous additional recoveries
           Miscellaneous administrative matters
           December 31, 2002 Tax Return, change in tax year end and quickie audit results Final 2003 Tax Return end and quickie audit results UST review and approval of Trustee Final Report

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

                                                                            RANGE
PROJECTED FINAL DISTRIBUTION                                    LOW                       HIGH
           Cash Balance November 30, 2002                 $   18,516,481.62         $  18,516,481.62
           Travellers settlement                                (125,000.00)             (125,000.00)
           EBS Pension LLP settlement                         (2,800,699.17)             (840,209.75)
           Unsecured claim reserve                               (76,949.66)              (76,949.66)
           Abandon Mexican subsidiary                            (20,618.99)              (20,618.99)
           Admin & tax reserve, net of miscellaneous
           recoveries                                         (2,000,000.00)           (1,500,000.00)
                                                          -----------------         ----------------
           Net available for distribution                 $   13,493,213.80         $  15,953,703.22
                                                          =================         ================

           Unsecured claims                                             $176,280,642.83
                                                                        ===============

           Projected Final Distribution                        $0.0765                  $0.0905
                                                               =======                  =======
           Projected Final Cumulative Distribution             $0.2765                  $0.2905
                                                               =======                  =======
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